EXHIBIT 99.1

INVESTOR RELATIONS UPDATE

April 3, 2013

General Comments

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2013 Capacity Guidance—2013 total system capacity is expected to be up approximately 3.5% vs. 2012 primarily due to larger gauge aircraft replacing smaller gauge legacy 737 aircraft, more long-haul international flying, and higher first quarter completion factor. Domestic capacity is expected to be up approximately 3.4% and international is expected to be up approximately 3.8% percent vs. 2012.

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Cash—As of December 31, 2012, the Company had $2.71 billion in total cash and investments, of which $336 million was restricted. The Company expects to end its first quarter with approximately $2.85 billion in total cash and investments, of which approximately $355 million is restricted.

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Fuel—For the first quarter 2013, the Company anticipates paying an average of between $3.22 and $3.27 per gallon of mainline jet fuel (including taxes). Forecasted volume and fuel prices are provided in the table below.

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Profit Sharing / CASM—Profit sharing equals approximately 10% of pre-tax earnings excluding special items up to a 10% pre-tax margin and 15% above the 10% margin. Profit sharing is excluded in the CASM guidance given below.

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Cargo / Other Revenue—Includes cargo revenue, ticket change fees, excess/overweight baggage fees, first and second bag fees, contract services, simulator rental, airport clubs, and inflight service revenues.

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Taxes / NOL—As of December 31, 2012, net operating losses (NOL) available for use by the Company are approximately $1.5 billion, all of which are expected to be available for use in 2013. The Company’s net deferred tax asset, which includes the NOL, is subject to a full valuation allowance. As of December 31, 2012, the valuation allowances associated with federal and state NOL approximated $88 million and $40 million, respectively. In accordance with generally accepted accounting principles, future utilization of the NOL reduces our deferred tax asset which in turn results in the release of our valuation allowance which offsets the Company’s tax provision dollar for dollar.

To the extent profitable in 2013, the Company will use NOL to reduce its federal and state taxable income. The Company presently estimates that utilization of approximately $250 million of NOL will result in the full release of its remaining valuation allowance associated with federal income taxes. Accordingly, the Company may recognize non-cash federal income tax expense in 2013.

The Company may be obligated to record and pay state income tax related to certain states where NOL may be limited or not available to be used. When profitable the Company is ordinarily subject to AMT. However as the result of a special tax election made in 2009, the Company expects to be able to utilize AMT NOL to offset AMT taxable income, if profitable in 2013.

As previously announced, in conjunction with execution of the Merger Agreement with AMR Corporation, US Airways Group also announced that its Board of Directors had adopted a tax benefit preservation plan designed to help preserve the value of the net operating losses and other deferred tax benefits of US Airways Group and the combined enterprise resulting from the merger with AMR. US Airways Group shareholders with ownership positions near or above the 4.9% threshold specified in the tax benefit preservation plan are urged to review its terms carefully. Further details about the plan are contained in a Form 8-K filed on February 14, 2013 by US Airways Group with the Securities and Exchange Commission.

Please refer to the footnotes and the forward looking statements page of this document for additional information

MAINLINE UPDATE

April 3, 2013

Mainline Comments

•	Mainline data includes US Airways operated flights and all operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to Express.

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Full-year mainline CASM excluding fuel, special items and profit sharing increased from previous guidance by approximately 1% due to a new collective bargaining agreement with the Company’s flight attendants. The Company estimates that over the 5-year term of the contract, the economic cost is approximately $40 million per year.

Mainline Guidance	1Q13E	2Q13E	3Q13E	4Q13E	FY13E
Available Seat Miles (ASMs) (bil)	~18.0	~20.1	~20.4	~18.8	~77.2
CASM ex fuel, special items and profit sharing (YOY % change)[1]	+0% to +2%	+0% to +2%	+0% to +2%	-3% to -5%	-1% to +1%

Cargo Revenues ($ mil)	~40	~40	~40	~40	~160
Other Revenues	~380	~365	~345	~345	~1,435

Percent Hedged	—	—	—	—	—
Average Fuel Price (incl. taxes) ($/gal) (as of 03/28/2013)	3.22 to 3.27	3.07 to 3.12	3.08 to 3.13	3.05 to 3.10	3.10 to 3.15
Fuel Gallons Consumed (mil)	~265	~293	~299	~277	~1,134

Interest Income ($ mil)	~0	~(1)	~(1)	~0	~(2)
Interest Expense ($ mil)	~84	~86	~90	~93	~353
Other Non-Operating (Income)/Expense ex special items ($ mil)[2]	~4	~0	~0	~0	~4

Cash Flow/Capital Update ($ mil) Inflow/(Outflow)	1Q13E	2Q13E	3Q13E	4Q13E	FY13E
Cash Capex (non-aircraft)	~(47)	~(50)	~(37)	~(36)	~(170)
Net aircraft Capex and PDPs	~(49)	~(77)	~(57)	~(44)	~(227)

Net Other Cash Flow Adjustments[3]	~(114)	~(69)	~(50)	~(118)	~(351)

Notes:

1.	CASM ex fuel, special items and profit sharing is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document
2.	Other Non-Operating (Income)/Expense ex special items includes primarily gains and losses from foreign currency and the disposition of assets
3.	Debt principal repayment, aircraft refinancing, non-cash bond discount amortization/interest deferrals (included in interest expense), and other non-cash items

Please refer to the footnotes and the forward looking statements page of this document for additional information

EXPRESS UPDATE

April 3, 2013

Express Comments

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US Airways Express is a network of eight regional airlines (2 wholly owned) operating under code share and service agreements with US Airways. All operating expenses (including purchase agreements) associated with US Airways Express are included within the Express Non-Fuel Operating Expense line item on our income statement.

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Express CASM is expected to be up 2% to 4% in 2013 primarily due to contractual rate increases and also scheduled aircraft maintenance at the Company’s wholly-owned carrier PSA. CASM has improved from previous guidance by approximately 1 percentage point due to the replacement of 9 ERJ-145 aircraft with 9 larger gauge CRJ-900 aircraft, driving slightly higher ASMs.

Express Guidance

	1Q13E	2Q13E	3Q13E	4Q13E	FY13E
Available Seat Miles (ASMs) (bil)	~3.46	~3.63	~3.63	~3.60	~14.32
CASM ex fuel and special items (YOY % change) [1]	-0% to -2%	+2% to +4%	+4% to +6%	+3% to +5%	+2% to +4%

Average Fuel Price (incl. taxes) ($/gal)	3.22 to 3.27	3.11 to 3.16	3.11 to 3.16	3.09 to 3.14	3.13 to 3.18
Fuel Gallons Consumed (mil)	~84	~87	~87	~87	~346

Express Carriers

Air Wisconsin Airlines Corporation	PSA Airlines, Inc.[2]
Chautauqua Airlines, Inc.	Republic Airline, Inc.
Mesa Airlines, Inc.[3]	SkyWest Airlines, Inc.
Piedmont Airlines, Inc. [2]	Trans States Airlines, Inc.[4]

Notes:

1.	CASM ex fuel expense and special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Wholly owned subsidiary of US Airways Group, Inc.
3.	Subsidiary of Mesa Air Group, Inc.
4.	Pro-rate agreement.

Please refer to the footnotes and the forward looking statements page of this document for additional information

FLEET UPDATE

April 3, 2013

Fleet Comments

•	The Company expects to take delivery of 21 new Airbus aircraft in 2013 (16 A321 aircraft and five A330-200 aircraft) and expects to retire 18 737-400 aircraft and 3 767 aircraft.

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In February 2013, the Company executed an amended capacity purchase agreement with Chautauqua which removes the nine Embraer 145 aircraft they currently operate from our Express fleet by July 2013. In addition, the Company executed an amendment to its capacity purchase agreement with Mesa Airlines to add nine CRJ 900 aircraft.

Mainline Fleet Update (End of Period)

	YE12A	1Q13A	2Q13E	3Q13E	4Q13E
Mainline
EMB-190	18	20	20	20	20
B737-400	32	32	26	18	14
A319	93	93	93	93	93
A320	72	72	72	72	72
A321	75	79	83	88	91
A330-200	7	7	9	10	12
A330-300	9	9	9	9	9
B757	24	24	24	24	24
B767	10	10	10	10	7

Total	340	346	346	344	342

Express Fleet Update (End of Period)

	YE12A	1Q13A	2Q13E	3Q13E	4Q13E
Express
DH8	44	44	43	42	41
CRJ-200	119	119	119	119	119
CRJ-700	14	14	14	14	14
CRJ-900	38	38	45	47	47
EMB-170	20	20	20	20	20
ERJ-145	9	9	2	—	—
EMB-175	38	38	38	38	38

Total	282	282	281	280	279

Please refer to the footnotes and the forward looking statements page of this document for additional information

SHARES OUTSTANDING

April 3, 2013

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The estimated weighted average shares outstanding for the remainder of the year are listed below. The interest addback to net income for purposes of computing diluted earnings per share is net of the related effect of profit sharing and tax effects.

2013 Shares Outstanding ($ and shares mil)[1]	Basic	Diluted	Interest Addback

For Q1 2013
Earnings above $70	162.9	207.0	$9
Earnings between $39 and $70	162.9	206.8	$9
Earnings up to $39	162.9	169.0	—
Net loss	162.9	162.9	—

For Q2-Q4 2013 (Average)
Earnings above $51	163.9	207.6	$7
Earnings between $32 and $51	163.9	207.4	$7
Earnings up to $32	163.9	169.6	—
Net loss	163.9	163.9	—

For FY 2013 (Average)
Earnings above $206	163.7	207.4	$28
Earnings between $125 and $206	163.7	207.2	$28
Earnings up to $125	163.7	169.5	—
Net loss	163.7	163.7	—

Notes:

1.      Shares outstanding are based upon several estimates and assumptions, including average per share stock price, stock options, stock appreciation rights, restricted stock unit award activity, and conversion of outstanding senior convertible notes. The number of shares in the actual calculation of earnings per share will likely be different from those set forth above.

Please refer to the footnotes and the forward looking statements page of this document for additional information

2013 GAAP to Non-GAAP RECONCILIATION

April 3, 2013

Reconciliation of GAAP to Non-GAAP Financial Information

The Company is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items and profit sharing, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items & profit sharing and Express CASM excluding fuel and special items is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.

		GAAP to Non-GAAP Reconciliation ($ mil except ASM and CASM data)
	1Q13 Range		2Q13 Range		3Q13 Range		4Q13 Range		FY13 Range
	Low	High	Low	High	Low	High	Low	High	Low	High
Mainline
Mainline operating expenses[1]	$2,421	$2,466	$2,558	$2,606	$2,543	$2,590	$2,404	$2,451	$9,931	$10,117
Less mainline fuel	853	867	900	914	921	936	845	859	3,519	3,575
Less special items	—	—	—	—	—	—	—	—	—	—
Less profit sharing	—	—	—	—	—	—	—	—	—	—

Mainline operating expense excluding fuel, special items and profit sharing	1,568	1,599	1,658	1,691	1,622	1,654	1,559	1,592	6,412	6,542

Mainline CASM (cts)	13.45	13.70	12.73	12.96	12.46	12.70	12.79	13.04	12.86	13.11
Mainline CASM excluding fuel, special items and profit sharing (Non-GAAP) (cts)	8.71	8.88	8.25	8.42	7.95	8.11	8.29	8.47	8.31	8.47

Mainline ASMs (bil)	18.0	18.0	20.1	20.1	20.4	20.4	18.8	18.8	77.2	77.2

Express
Express operating expenses	$790	$805	$796	$811	$798	$812	$808	$823	$3,197	$3,256
Less express fuel expense	270	275	271	275	271	275	269	273	1,080	1,098
Less special items	—	—	—	—	—	—	—	—	—	—

Express operating expenses excluding fuel and special items	520	530	525	536	527	538	539	550	2,116	2,158

Express CASM (cts)	22.84	23.27	21.93	22.33	21.98	22.38	22.44	22.86	22.32	22.74
Express CASM excluding fuel and special items (Non-GAAP) (cts)	15.02	15.33	14.47	14.76	14.53	14.81	14.98	15.27	14.78	15.07

Express ASMs (bil)	3.46	3.46	3.63	3.63	3.63	3.63	3.60	3.60	14.32	14.32

Other Non-Operating (Income)/Expense
Reported other non-operating (income)/expense	$4	$4	$—	$—	$—	$—	$—	$—	$4	$4
Less special items	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Other non-operating (income)/expense excluding special items	$4	$4	$—	$—	$—	$—	$—	$—	$4	$4

Notes:	Amounts may not recalculate due to rounding.

(1)	Forecasted mainline operating expenses exclude profit sharing.

Please refer to the footnotes and the forward looking statements page of this document for additional information

FORWARD LOOKING STATEMENTS

April 3, 2013

FORWARD-LOOKING STATEMENTS

Certain of the statements contained or referred to herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue” and similar terms used in connection with statements regarding, among others, the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of the Company. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand, booking practices and related revenues; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of industry consolidation; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the Company’s high level of fixed obligations and ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may affect the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; regulatory changes affecting the allocation of slots; the Company’s reliance on third-party regional operators or third-party service providers; the Company’s reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents; changes in government regulation; the impact of changes to the Company’s business model; the loss of key personnel or inability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; the Company’s ability to operate and grow its route network; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the Company’s ability to operate profitably out of Philadelphia International Airport; the impact of weather conditions and seasonality of airline travel; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; risks relating to the Company’s anticipated merger with AMR Corporation; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the Securities and Exchange Commission (“SEC”). There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-K for the year ended December 31, 2012 and in the Company’s other filings with the SEC, which are available at www.usairways.com.

Please refer to the footnotes and the forward looking statements page of this document for additional information